[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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Member of The Security                                 700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                          VARIABLE ANNUITY APPLICATION

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1.   OWNER (APPLICANT)

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

________________________________________________________________________________
Telephone                            E-mail
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2.   JOINT OWNER

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

________________________________________________________________________________
Telephone                            E-mail
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3.   ALLOCATION OF PURCHASE PAYMENTS

     Small Cap Growth Subaccount                     _____%
     Small Cap Value Subaccount                      _____%
     Technology Subaccount                           _____%
     International Subaccount                        _____%
     Global Subaccount                               _____%
     Mid Cap Growth Subaccount                       _____%
     Mid Cap Value Subaccount                        _____%
     Social Awareness Subaccount                     _____%
     Select 25 Subaccount                            _____%
     Capital Growth Subaccount                       _____%
     Enhanced Index Subaccount                       _____%
     Large Cap Growth Subaccount                     _____%
     Equity Subaccount                               _____%
     Main Street Growth and Income(R) Subaccount     _____%
     Large Cap Value Subaccount                      _____%
     Global Total Return Subaccount                  _____%
     Equity Income Subaccount                        _____%
     Managed Asset Allocation Subaccount             _____%
     Global Strategic Income Subaccount              _____%
     High Yield Subaccount                           _____%
     Diversified Income Subaccount                   _____%
     Money Market Subaccount                         _____%
     Fixed Account                                   _____%
                                                     100%
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4.   ANNUITANT (IF DIFFERENT FROM OWNER)

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN
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5.   PRIMARY BENEFICIARY

     First                    Last              DOB        Relationship to Owner

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________
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6.   SECONDARY BENEFICIARY

     First                    Last              DOB        Relationship to Owner

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________
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7.   TYPE OF ANNUITY CONTRACT

     [_] Non Qualified          [_] 403(b) TSA
     [_] 408(b) IRA             [_] 408A Roth IRA
     [_] 408(k) SEP-IRA         CONTRIBUTION YEAR __________
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8.   ANNUAL STEPPED UP DEATH BENEFIT RIDER

     To select this rider you must check this box. |_|
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9.   BILLING INFORMATION

     Payment Amount $_____________________

     [_]  Salary Savings, SBL Bill Number, if known  ________

     Billing Statement Required:  No [_]    Yes [_], if yes...

     Frequency:      Weekly    [_]      Every 2 weeks [_]
                     Monthly   [_]      Twice Monthly [_]
                     Quarterly [_]      Semiannual    [_]
                     Annual    [_]

     Employer Name______________________________________________________________

     Employer Address___________________________________________________________

     Employer Phone ____________________________________________________________

     [_]  Secur-O-Matic Bank Draft  [_]  Checking  [_]  Savings

     Frequency:      Monthly   [_]      Semiannual [_]
                     Quarterly [_]      Annual     [_]

     Draft Day__________________________________________________________________

     Bank Address_______________________________________________________________

     Bank Phone Number__________________________________________________________

     Account Number_____________________________________________________________

     Routing Transit Number_____________________________________________________

     I authorize SBL to make withdrawals from my account maintained at the Bank.
     I authorize the Bank to charge my account for any  withdrawals  made by SBL for this  purpose.  This  authority  remains in effect until I revoke it in writing, and SBL and the Bank actually receive such notice.
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10.  REPLACEMENT

     Will this  proposed  Contract  replace  or change any  existing  annuity or insurance  policy?  [_] No [_] Yes If yes,  please list  company and policy number ____________________________________________________________________
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11.  DOLLAR COST AVERAGING

     Please establish an Automatic Transfer

     Frequency        [_] Monthly     [_] Quarterly

     From:  ________________________    To:  ________________________
                  (Subaccount)               ________________________
                                             ________________________
                                                   (Subaccount)

     Indicate dollar or percentage if going to two or more Accounts.

     Option:

     [_]  Fixed Amount $________ over _____ months/years;
     [_]  Fixed Period of ________ months/ years;
          (this option will transfer the entire account value)
     [_]  Interest/Earnings only over _____ months/years.
          (Earnings  will accrue for a one time period from the  effective  date before a transfer.)

     I understand that Automatic Transfers from the Fixed Account are limited as described in the Contract.
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12.  [_]  ASSET REALLOCATION REQUEST

     I elect Automatic Asset  Reallocation  (AAR) among the Accounts outlined in
     Section  4. The Fixed  Account  may not be used if the  reallocation  would violate  the  Transfer  provisions  of the Fixed  Account  as stated in the
     Contract.  Initial purchase payment will be allocated based on instructions in Section 4 starting on:

     Effective date: ____________ and continuing every |_| 3 months |_| 6 months
     |_| 12 months thereafter

     If no date is selected  the first  transaction  will be made 3 months after the date of purchase. I understand that any transfer in my account which is not scheduled will cancel the asset reallocation  option. To reinstate this service, I must complete an Asset Reallocation form and sent it to SBL.
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13.  ELECTRONIC TRANSFER PRIVILEGE

     SBL will make transfers,  account changes,  and various other  transactions based on instructions received via telephone,  Internet, or other available electronic means. If you do not wish to authorize Electronic Transfers, you must check this box. [_]
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14.  STATEMENT OF UNDERSTANDING

     I have been given a current  prospectus  that  describes  the  contract for which I am applying and a current  prospectus  for the funds which underlie each  Subaccount  above.  If my annuity  contract  qualifies  under section
     403(b),  I declare  that I know:  (1) the limits on  redemption  imposed by
     Section  403(b)(11) of the Internal  Revenue Code;  and (2) the  investment choices  available  under my employer's  Section 403(b) plan to which I may elect to transfer my account  balance.  I KNOW THAT  ANNUITY  PAYMENTS  AND
     WITHDRAWAL  VALUES, IF ANY, WHEN BASED ON THE INVESTMENT  EXPERIENCE OF THE
     SUBACCOUNTS ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED.  The amount paid and the  application  must be  acceptable  to SBL  under its rules and practices.  If they are, the contract  applied for will be in effect on the
     Contract  Date.  If they are not, SBL will be liable only for the return of the amount paid.  [_] Check this box to receive a Statement  of  Additional
     Information.
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15.  TAX IDENTIFICATION NUMBER CERTIFICATION

     Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer  identification number (or I am waiting for a number to be  issued  to me);  and (2)* I am not  subject  to  backup  withholding because:  (a) I am exempt from backup  withholding,  or (b) I have not been notified by the Internal  Revenue Service (IRS) that I am subject to backup withholding  as a result of a failure to report all interest or  dividends, or (c) the IRS  has  notified  me that I am no  longer  subject  to  backup withholding.

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION
     OF THIS  DOCUMENT  OTHER THAN THE  CERTIFICATION  REQUIRED TO AVOID  BACKUP
     WITHHOLDING.

     ___________________________________________________________________________
     SIGNATURE OF OWNER      SIGNED AT (CITY-STATE)      DATE:  MONTH  DAY  YEAR

     ________________________
     SIGNATURE OF JOINT OWNER

     *You must  cross out item (2) above if you have  been  notified  by the IRS
      that  you  are  currently  subject  to  backup   withholding   because  of
      underreporting   of  interest  or  dividends  on  your  tax  return.   For
      contributions to an individual retirement arrangement (IRA), and generally payments other than interest and  dividends,  you are not required to sign the  certification,  but you must provide your correct Tax  Identification
      Number.
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16.  REGISTERED REPRESENTATIVE/DEALER INFORMATION

     Representative's  Statement - To the best of my knowledge, this application is not  involved  in the  replacement  of any  life  insurance  or  annuity contract, as defined in applicable Insurance Department Regulations, except as stated in question 10 above. I have complied with the  requirements  for disclosure and/or replacement.

     ___________________________________________________________________________
     SIGNATURE OF REPRESENTATIVE                                REP NUMBER

     ___________________________________________________________________________
     PRINT NAME OF REPRESENTATIVE          PRINT NAME OF        TELEPHONE NUMBER
                                           BROKER/DEALER
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For Company Representative's Use Only:  Option [_] A  [_] B  [_] C  [_] D

[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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VARIABLE ANNUITY APPLICATION

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                                STATE DISCLOSURES

ALL JURISDICTIONS  EXCEPT AR, AZ, CT, DC, FL, KS, KY, MN, NJ, NM, OH, OK, PA, TX
AND VA.

Any person who,  with intent to defraud or knowing  that he/she is  facilitating fraud against an insurer,  submits an application or files a claim  containing a false or deceptive statement is guilty of insurance fraud.

NEW JERSEY ONLY

Any person who includes any false or misleading  information  on an  application for an insurance policy is subject to criminal and civil penalties.

OKLAHOMA ONLY

WARNING: Any person who knowingly and with intent to injure,  defraud or deceive any insurer,  makes a claim for the proceeds of an insurance  policy  containing any false, incomplete or misleading information is guilty of insurance fraud.

AR, DC, KY, ME, NM, OH AND PA ONLY

Any person who,  knowingly and with intent to defraud any  insurance  company or other  person,  files  an  application  for  insurance  or  statement  of  claim
containing   materially  false  information  or  conceals  for  the  purpose  of
misleading,   information   concerning  any  fact  material  thereto  commits  a
fraudulent  insurance act, which is a crime and subjects such person to criminal and civil penalties.

CONNECTICUT AND TEXAS ONLY

Any person who, with intent to defraud or knowing that he/she is  facilitating a fraud against an insurer,  submits an application or files a claim  containing a false or deceptive  statement is guilty of insurance  fraud,  as determined by a court of competent jurisdiction.

ARIZONA, FLORIDA AND MINNESOTA ONLY

Do Not Use this form. Use state specific form.

V9492 (R9-00)